As filed with the Securities and Exchange Commission on October 27, 2010

Registration No. 333—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

TAL INTERNATIONAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1796526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Manhattanville Road
Purchase, New York 10577
(914) 251-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey Casucci
Vice President and Treasurer
TAL International Group, Inc.
100 Manhattanville Road
Purchase, New York 10577
(914) 251-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Philip Brandes, Esq.
Mayer Brown LLP
1675 Broadway
New York, New York 10019

Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit or Share (1) (2)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (3)
Primary Offering:
Common Stock, par value $0.001 per share	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Warrants	—	—	—	—
Debt Securities (4)	—	—	—	—
Total Primary Offering	$300,000,000	—	$300,000,000	$21,390
Secondary Offering:
Common Stock, par value $0.001 per share	5,000,000	$24.61	$123,050,000	$8,774
Total Registration Fee				$30,164

(1)               An indeterminate aggregate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement as shall have an aggregate initial offering price not to exceed $300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities. The securities registered include such indeterminate amount and number of shares of common stock or preferred stock or principal amount of debt securities as may be issued upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. The securities registered also include such indeterminate amount and number of shares of common stock or preferred stock as may be issued upon conversion of or in exchange for debt securities or shares of preferred stock that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.

(2)               The proposed maximum per unit and aggregate offering prices per class of securities with respect to the primary offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)               The registration fee with respect to the primary offering has been calculated pursuant to Rule 457(o) under the Securities Act.  The registration fee with respect to the secondary offering has been calculated pursuant to 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on October 21, 2010.

(4)               Subject to note (1), an indeterminable principal amount of these securities may be senior or subordinated.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2010

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange  Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$300,000,000

Common Stock, Preferred Stock, Warrants and Debt Securities

Offered by

TAL INTERNATIONAL GROUP, INC.

and

5,000,000 Shares of Common Stock Offered by Selling Stockholders

We may from time to time sell shares of common stock, shares of preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities or any combination of such securities in one or more offerings. The aggregate initial public offering price of all securities sold by us under this prospectus will not exceed $300,000,000.  In addition, the selling stockholders to be named in one or more supplements to this prospectus may offer and resell from time to time up to 5,000,000 shares of our common stock.

This prospectus provides a general description of the securities we or the selling stockholders may offer.  We may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus.  Each time we sell securities we will provide the specific terms of the securities offered, and the manner in which the securities will be offered, in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements or any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “TAL.”  On October 26, 2010, the closing price of our common stock on the New York Stock Exchange was $24.86.

For a discussion of factors that you should consider before you invest in our securities, see “Risk Factors” on page 2 of this prospectus and in the documents which are incorporated by reference herein, and contained in the applicable prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is                  , 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $300,000,000.  In addition, under this shelf process, the selling stockholders to be named in one or more supplements to this prospectus may sell from time to time up to 5,000,000 shares of our common stock.

This prospectus only provides you with a general description of the securities we and the selling stockholders may offer.  Each time we or the selling stockholders sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.  You should read both this prospectus, any prospectus supplement and any related free writing prospectus, together with additional information described under “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement or a related free writing prospectus, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

Industry data and other statistical information contained or incorporated by reference in this prospectus are based on independent publications, government publications, reports by market research firms or other published independent sources.  Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above.  Although we believe these sources are reliable, we have not independently verified the information.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context otherwise requires, “TAL International Group,” “the Company,” “we,” “us,” “our” and similar names refer to TAL International Group, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain, or will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties.  In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others.  All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus, any prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus are subject to a number of known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those described in the forward-looking statements, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any accompanying prospectus supplement, any related free writing prospectus and in any document we incorporate by reference in this prospectus.

Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to update or revise forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. We caution you not to unduly rely on the forward-looking statements when evaluating the information presented or incorporated by reference herein.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial filing of the registration statement that contains this prospectus and prior to the date that the offerings of the securities offered by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.  Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We are incorporating by reference the following documents in this prospectus:

·                       our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010;

·                       our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 7, 2010;

·                       our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed with the SEC on  July 30, 2010;

·                       our Current Reports on Form 8-K filed with the SEC on February 18, 2010, April 12, 2010, April 27, 2010, April 30, 2010, June 16, 2010, June 25, 2010, June 29, 2010 and October 20, 2010;

·                       the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 2005; and

·                       all documents filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement that contains this prospectus and prior to the date that the offerings of the securities offered by means of this prospectus are terminated.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents.  Requests may be made in writing or by telephoning us as the following address and telephone number:

TAL International Group, Inc.
100 Manhattanville Road
Purchase, New York  10577
Attn: Marc Pearlin, Vice President, General Counsel and Secretary
Telephone: (914) 251-9000

THE COMPANY

TAL International Group, Inc. (“TAL” or the “Company”) leases intermodal transportation equipment, primarily maritime containers, and provides maritime container management services, through a worldwide network of offices, third party depots and other facilities. The Company operates in both international and domestic markets. The majority of the Company’s business is derived from leasing its containers to shipping line customers through a variety of long-term and short-term contractual lease arrangements. The Company also sells its own containers and containers purchased from third parties for resale. TAL also enters into management agreements with third party container owners under which the Company manages the leasing and selling of containers on behalf of the third party owners.

We operate our business in one industry, intermodal transportation equipment, and have two business segments:

·                       equipment leasing, in which we own, lease and ultimately dispose of containers and chassis from our lease fleet, and manage leasing activities for containers owned by third parties; and

·                       equipment trading, in which we purchase containers from shipping line customers and other sellers of containers, and resell these containers to container traders and users of containers for storage or one way shipment.

We operate our business through 18 worldwide offices located in 11 different countries as of September 30, 2010.  Our principal executive offices are located at 100 Manhattanville Road, Purchase, New York 10577 and our telephone number is (914) 251-9000.  Our web site address is www.talinternational.com.  Information contained on, or that can be accessed through, our website is not a part of this prospectus.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

	Year Ended December 31,					Six Months Ended June 31,
	2005	2006	2007	2008	2009	2010

Ratio of earnings to fixed charges (1)	1.15	2.31	2.15	1.84	2.61	1.48

(1)              For purposes of computing this ratio, fixed charges consist of interest expense on all indebtedness and amortization of deferred finance charges and an estimate of interest within rent expense.  Earnings consist of income before income tax expenses and fixed charges.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009.  See “Where You Can Find More Information.”  Additional risk factors that you should carefully consider may be included in a prospectus supplement relating to an offering of securities by us or the selling stockholders or any related free writing prospectus.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement or any related free writing prospectus, we intend to use the net proceeds to us from our sale of securities under this prospectus for general corporate or working capital purposes, which may include, among other things, capital expenditures, repaying indebtedness, funding acquisitions and investments. We routinely consider acquiring companies in our industry. At any given time, we may be in discussions to acquire one or more companies. Depending upon the timing of any future acquisition, we may use the net proceeds from any sale of common stock offered by us under this prospectus toward the purchase price of such acquisitions.  We will set forth in a prospectus supplement relating to a specific offering or any related free writing prospectus our intended uses for the net proceeds to be received from our sale of securities in that offering.  Pending any such uses, we may invest funds not required immediately for such purposes in a variety of capital preservation investments, including short-term or long-term investment grade securities.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer in the future, to which a future prospectus supplement may relate or any related free writing prospectus.  At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering or any related free writing prospectus (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

We may issue debt securities consisting of senior securities and/or subordinated securities.  The senior securities are to be issued under an indenture between TAL International Group, Inc. and U.S. Bank National Association, as trustee.  The subordinated securities are to be issued under a separate indenture between TAL International Group, Inc. and U.S. Bank National Association, as trustee.  Forms of the indentures for the senior securities and the subordinated securities are included as exhibits to the registration statement to which this prospectus forms a part.  In the discussion that follows, we summarize particular provisions of the indentures.  Our discussion of indenture provisions is not complete.  You should read the indentures for a more complete understanding of the provisions we describe.

The aggregate principal amount of debt securities that we may issue under each of the indentures is unlimited.

To the extent that debt securities are secured, the security interest will be granted under and subject to the applicable indenture or supplements thereto, security agreement, pledge agreements, mortgages, intercreditor agreements, lien subordination agreements and other documents as may be required.

General

Debt securities offered by this prospectus will be limited to an aggregate initial public offering price of $300 million, less the dollar amount of any other securities offered and sold pursuant to this prospectus.  The indentures provide that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series.

Each prospectus supplement relating to a particular offering of debt securities or related free writing prospectus will describe the specific terms of debt securities.  Those specific terms will include the following:

·                       the title of the debt securities;

·                       any limit on the aggregate principal amount of the debt securities of a particular series;

·                       whether any of the debt securities are to be issuable in permanent global form;

·                       the date or dates on which the debt securities will mature;

·                       the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

·                       the payment dates on which interest, if any, on the debt securities will be payable;

·                       the terms, if any, on which the debt securities may be converted into shares of our common stock or preferred stock or property or cash or any combination of the foregoing;

·                       any mandatory or optional sinking fund or analogous provisions;

·                       each office or agency where, subject to the terms of the applicable indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the applicable indenture, the debt securities may be presented for registration of transfer or exchange;

·                       the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at our option or the option of the holders of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

·                       the denominations in which any debt securities will be issuable, if other than denominations of $1,000;

·                       the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

·                       the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary;

·                       the terms of subordination applicable to any series of subordinated securities; and

·                       any other terms of the debt securities not inconsistent with the provisions of the indentures.

Except where specifically described in the applicable prospectus supplement or related free writing prospectus, the indentures do not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of our Company in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts.  We will describe in the relevant prospectus supplement or related free writing prospectus any special United States federal income tax considerations that may apply to debt securities issued at such an original issue discount.  Special United States tax considerations applicable to any debt securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement or related free writing prospectus.

Global Securities

According to the indentures, so long as the depositary’s nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes.  Except as provided in the relevant prospectus supplement or related free writing prospectus, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indentures.  Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement or related free writing prospectus.

Form, Exchange and Transfer

We will issue the debt securities of each series only in registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement or related free writing prospectus, only in denominations of $1,000 and integral multiples thereof.

Holders may, at their option, but subject to the terms of the indentures and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series containing identical terms and provisions, in any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations that apply to global securities, holders may exchange debt securities as provided above.  No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange.  We have appointed the trustee as security registrar.  Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement or related free writing prospectus.  We may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts.  However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities are to be partially redeemed, we will not be required to:

·                       issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of the selection for redemption of the debt securities of the applicable series and ending on the close of business on the day of such selection; or

·                       register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

We will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest.  If the debt securities do not remain in book entry form, the record date for each interest payment date will be the close of business on the fifteenth calendar day immediately preceding the applicable interest payment date.  If we default in paying interest on a debt security, we will pay such interest either:

·                       on a special record date between 10 and 15 days before the payment; or

·                       in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading.

We will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that we designate.  We may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register.  We have designated the corporate trust office of the trustee as our sole paying agent for payments on the debt securities.  Any other paying agents initially designated by us for the debt securities will be named in the applicable prospectus supplement or related free writing prospectus.  We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Any money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable may be repaid to us at our request.

Subordination

We may issue subordinated securities from time to time in one or more series under the subordinated indenture.  Our subordinated securities will be subordinated and junior in right of payment to certain other indebtedness of TAL International Group, Inc. to the extent set forth in the applicable prospectus supplement or related free writing prospectus.

Satisfaction and Discharge

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash of U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of debt securities.

Merger and Consolidation

Each indenture provides that we may not consolidate or merge with or into another person and we may not sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets to another person unless (i) we are the surviving corporation or (ii) the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or disposition will have been made (a) is a corporation, organized and existing under the laws of the United States of America or any U.S. state and (b) assumes all of our obligations under the debt securities and the indentures pursuant to a supplemental indenture reasonably satisfactory to the trustee.

Modification and Waiver

The indentures provide that we and the trustee may modify and amend the indentures with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

·                       change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

·                       reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

·                       change the place or currency of any payment of principal or interest on any debt security;

·                       impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

·                       reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend each indenture; or

·                       modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under each indenture.

Notwithstanding the preceding, without the consent of any holder of debt securities, we and the trustee may amend or supplement each indenture or the debt securities:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated debt securities in addition to or in place of certificated notes;

(3)                                 to provide for the assumption of our obligations under the debt securities and each indenture in accordance with each indenture in the case of a merger or consolidation or sale of all or substantially all of our and our subsidiaries’ assets;

(4)                                 to make any change that would provide any additional rights or benefits to the holders of debt securities of any series or that does not materially, in the good faith determination of our board of directors, adversely affect the legal rights under the indenture of any such holder;

(5)                                 to comply with requirements of the Commission in order to effect or maintain the qualification of each indenture under the Trust Indenture Act;

 (6)                              to evidence and provide for the acceptance of appointment by a successor trustee;

(7)                                 to provide for the issuance of additional debt securities in accordance with each indenture; or

(8)                                 to conform the indentures or the debt securities of any series to any provision of this “Description of Debt Securities” or similar section in any accompanying prospectus supplement describing the terms of any series of debt securities to the extent such provision is intended to be a verbatim recitation thereof.

Events of Default, Waiver and Notice

An event of default with respect to any debt security of any series is defined in each indenture as being:

·                       default in payment of any interest on or any additional amounts payable in respect of any debt security of that series which remains uncured for a period of 30 days;

·                       default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

·                       our default in the performance or breach of any other covenant or warranty in respect of the debt securities of such series in each indenture which shall not have been remedied for a period of 90 days after notice;

·                       our bankruptcy, insolvency and reorganization; and

·                       any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement or related free writing prospectus.

Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee considers it in the interest of the holders of the debt securities of such series to do so.

Each indenture provides also that:

·                       if an event of default due to the default in payment of principal of, or interest on, any series of debt securities, or because of our default in the performance or breach of any other covenant or agreement applicable to the debt securities of such series but not applicable to all outstanding debt securities, shall have occurred and be continuing, then either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal of all debt securities of that series, or such lesser amount as may be provided for in the debt securities of that series, and interest accrued thereon, to be due and payable immediately; and

·                       if the event of default resulting from our default in the performance of any other of the covenants or agreements in each indenture applicable to all outstanding debt securities under such indenture, either the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities (treated as one class) may declare the principal of all debt securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).  In the case of  certain events of bankruptcy, insolvency and reorganization relating to us shall have occurred, all outstanding debt securities will become due and payable immediately without further action or notice.

The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of such series provided that such direction shall not be in conflict with any rule of law or the applicable indenture and shall not be unduly prejudicial to the holders not taking part in such direction.  The trustee may also take any other action it deems proper which is consistent with the holders’ direction.  If an event of default or other default occurs and is continuing after any applicable notice and/or cure period, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above and certain other conditions specified in the indentures) bring such judicial proceedings as the trustee shall deem appropriate or proper.

The indentures provide that no holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures for the appointment of a receiver or trustee for any other remedy thereunder unless:

·                       that holder has previously given the trustee written notice of a continuing event of default;

·                       the holders of not less than 25% in principal amount of the outstanding debt securities of any series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

·                       for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.  We are required to furnish to the trustee under each indenture annually a statement as to performance or fulfillment of its obligations under the applicable indenture and as to any default in such performance of fulfillment.

The Trustee

U.S. Bank National Association will serve as the trustee under each indenture.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our second amended and restated certificate of incorporation and amended and restated bylaws and is qualified by reference to our second amended and restated certificate of incorporation and amended and restated bylaws.  We have filed copies of these documents as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock presently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 500,000 shares of preferred stock, par value $0.001 per share, of which 210,000 shares have been designated as Series A 12.0% cumulative senior preferred stock, par value $0.001 per share.  As of September 30, 2010, there were issued and outstanding:

·                       30,708,223 shares of our common stock;

·                       options to purchase 592,191 shares of our common stock at a weighted average exercise price of $18.11 per share;

·                       no shares of our Series A 12.0% cumulative senior preferred stock; and

·                       no shares of our undesignated preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders, including elections of directors.  No holder of common stock may cumulate votes in voting for our directors.  Subject to the rights of any holders of any outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, that the board of directors may from time to time declare out of funds legally available.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued by us upon completion of this offering will be fully paid and nonassessable.

Subject to the rules and regulations of the New York Stock Exchange, our authorized but unissued shares of common stock will be available for future issuance without additional stockholder approval.  While the authorized but unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the authorized but unissued shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue in the future and that will be set forth in the related prospectus supplement or related free writing prospectus are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.  The prospectus supplement or related free writing prospectus also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement or related free writing prospectus.

Under the terms of our second amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement or free writing prospectus for a series of preferred stock will specify:

·                       the maximum number of shares;

·                       the offering price of the shares;

·                       the designation of the shares;

·                       the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

·                       the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

·                       the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

·                       any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

·                       the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

·                       the voting rights; and

·                       any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.  The effects of issuing preferred stock could include one or more of the following:

·                       restricting dividends on the common stock;

·                       diluting the voting power of the common stock;

·                       impairing the liquidation rights of the common stock; or

·                       delaying or preventing changes in control or management of our company.

Preferred stock will be fully paid and nonassessable upon issuance.

Registration Rights

We have entered into an amended and restated shareholders agreement that provides some of our stockholders both demand registration rights and piggyback registration rights.  We refer to shares of our common stock that are subject to registration rights agreements as registrable securities.

Demand Registration Rights

At any time and from time to time, the holders of at least 10% of our common stock on a fully diluted basis or owning registrable securities with an expected value in a registered public offering of at least $50 million have rights, at their request, to have their shares registered for resale under the Securities Act.  Upon receipt of such request, we must give notice to all other holders of registrable securities and we generally are required to use our best efforts to effect such registration.  We are not required to effect any registration requested by a stockholder if we have received more than three registration requests from such stockholder or if we have effected any registration (other than on Form S-3 or any successor form relating to secondary offerings) within 180 days prior to such request.  We are also not required to effect any registration statement if such request for registration is for less than 10% of the shares of common stock then outstanding and the aggregate purchase price of the shares to be included in the requested registration is less than $50 million.  We are generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of all such registrations.

Piggyback Registration Rights

The holders of registrable securities have rights to have their shares registered for resale under the Securities Act if we register any of our securities, either for our own account or for the account of other stockholders, subject to the right of underwriters to limit the number of shares included in an underwritten offering.

Delaware Business Combination Statute

Section 203 of the Delaware General Corporation Law provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that the stockholder becomes an interested stockholder unless:

·                       prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

·                       upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

·                       on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, an interested stockholder is defined to include:

·                       any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

·                       the affiliates and associates of any such person.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. We have elected to be exempt from the restrictions imposed under Section 203.  The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board, because the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder.  These provisions also may have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

Limitations on Director Liability

Under the Delaware General Corporation Law, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.  Our second amended and restated certificate of incorporation contains the provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

We have also entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in our second amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of ours or any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “TAL.”

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

The following summarizes the terms of debt warrants we may issue.  We will issue the debt warrants under a debt warrant agreement that we will enter into with a bank or trust company, as debt warrant agent, that we select at the time of issue.

Determination of Terms

We may issue debt warrants evidenced by debt warrant certificates under the debt warrant agreement independently or together with any debt securities we offer by any prospectus supplement or free writing prospectus.  The prospectus supplement or free writing prospectus will describe the particular terms of the debt warrants it covers.  These terms may include:

·                       the price at which the debt warrants will be issued;

·                       the currency or composite currency for which the debt warrants may be purchased;

·                       the designation, aggregate principal amount, currency or composite currency and terms of the debt securities which may be purchased upon exercise of the debt warrants;

·                       if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each of such debt securities;

·                       if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

·                       the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which and the currency or composite currency in which such principal amount of debt securities may be purchased upon such exercise;

·                       the date on which the right to exercise the debt warrants will commence and the date on which the right will expire and, if the debt warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable;

·                       whether the debt warrant certificates representing the debt warrants will be in registered form or bearer form, or both;

·                       any applicable Federal income tax consequences;

·                       the identity of the debt warrants agent for the debt warrants; and

·                       any other terms of the debt warrants which will not conflict with the debt warrant agreement.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement or free writing prospectus.  Debt warrant holders, as such, do not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants.  In addition, debt warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

Exercise of Debt Warrants

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price.  Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions.  If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON OR PREFERRED STOCK

The following summarizes the terms of common stock warrants and preferred stock warrants we may issue.  This description is subject to the detailed provisions of a stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General Terms

We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement or free writing prospectus.  If we offer stock warrants, the prospectus supplement or free writing prospectus will describe the particular terms of the stock warrants it covers.  These terms may include:

·                       the offering price, if any;

·                       the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

·                       if applicable, the designation and terms of the preferred stock purchase upon exercise of the preferred stock warrants;

·                       the dates on which the right to exercise the stock warrants begins and expires;

·                       certain United States federal income tax consequences;

·                       call provisions, if any;

·                       the currencies in which the offering price and exercise price are payable; and

·                       if applicable, the anti-dilution provisions of the stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and non-assessable.

Exercise of Stock Warrants

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate.  Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check.  The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent.  Upon receipt of the certificates and the exercise price, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased.  If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights As Shareholders

Holders of stock warrants, as such, are not entitled to vote, to consent, to receive dividends or to receive notice as holders of common stock or preferred stock with respect to any meeting of such holders, or to exercise any rights whatsoever as holders of our common stock or preferred stock.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 5,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.  The selling stockholders originally acquired the shares of our common stock included in this prospectus through (1) several private placements of our common stock prior to our initial public offering and (2) several private placements of our convertible preferred stock prior to our initial public offering, all of which shares were converted into shares of our common stock in connection with our initial public offering.  Information about the selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC.  The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement.  However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us.  Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us.  Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement or related free writing prospectus.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices, any of which may represent a discount from the prevailing market price.  We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement or related free writing prospectus.  In connection with the sale of offered securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent.  Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement or related free writing prospectus.  Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.  Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.  Any such indemnification agreements will be described in the applicable prospectus supplement or related free writing prospectus.

Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Mayer Brown LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement.  For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement.  Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934.  In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC.  You can read and copy any document we file at the SEC’s public reference rooms at the following location:

100 F Street, N.E.
Washington, D.C., 20549

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The documents that we file with the SEC, including the registration statement, are available to investors on this web site.  You can log onto the SEC’s web site at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$30,164

Printing expenses		(1)

Legal fees and expenses		(1)

Accounting fees and expenses		(1)

Trustee fees and expenses		(1)

Miscellaneous		(1)

Total		(1)

(1)   Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our second amended and restated certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the second amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our amended and restated bylaws permit us to indemnify our directors and officers to the fullest extent permitted by Delaware law and to advance litigation expenses upon our receipt of an undertaking by a director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The indemnification provisions contained in our amended and restated bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the second amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of TAL International Group, Inc. or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

We maintain an insurance policy covering our officers and directors with respect to certain liabilities arising out of claims based on acts or omissions in their capacities as officers and directors.

Item 16.  Exhibits

A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(a)           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Harrison, State of New York on the 27th day of October, 2010.

TAL INTERNATIONAL GROUP, INC.

By:	/s/ Brian M. Sondey
Brian M. Sondey
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian M. Sondey and John Burns, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this registration statement, any subsequent registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his/her substitute, each acting alone may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 27, 2010 by or on behalf of the following persons in the capacities indicated.

Signature	Title(s)

/s/ Brian M. Sondey	President, Chief Executive Officer and Director
Brian M. Sondey	(Principal Executive Officer)

/s/ John Burns	Senior Vice President, Chief Financial Officer
John Burns	(Principal Financial Officer and Principal Accounting Officer)

/s/ Malcolm P. Baker	Director
Malcolm P. Baker

/s/ Claude Germain	Director
Claude Germain

/s/ A. Richard Caputo, Jr.	Director
A. Richard Caputo, Jr.

/s/ Brian J. Higgins	Director
Brian J. Higgins

/s/ John W. Jordan II	Director
John W. Jordan II

/s/ Frederic H. Lindeberg	Director
Frederic H. Lindeberg

/s/ David W. Zalaznick	Director
David W. Zalaznick

/s/ Douglas J. Zych	Director
Douglas J. Zych

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement relating to common stock (primary offering)*
1.2	Form of Underwriting Agreement relating to common stock (secondary offering)*
1.3	Form of Underwriting Agreement relating to preferred stock*
1.4	Form of Underwriting Agreement relating to debt securities*
1.5	Form of Underwriting Agreement relating to warrants*
3.1

Second Amended and Restated Certificate of Incorporation of TAL International Group, Inc. (incorporated by reference from Exhibit 3.1 to TAL International Group, Inc.’s Form 10-K filed on March 20, 2006)

3.2	Amended and Restated Bylaws of TAL International Group, Inc. (incorporated by reference from Exhibit 3.2 to TAL International Group, Inc.’s Form 10-K filed on March 20, 2006)
4.1	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to Amendment No. 3 to TAL International Group, Inc.’s Form S-1 filed on October 5, 2005, file number 333-126317)
4.2	Form of Indenture between TAL International Group, Inc. and U.S. Bank National Association, relating to Senior Debt Securities*
4.3	Form of Indenture between TAL International Group, Inc. and U.S. Bank National Association, relating to Subordinated Debt Securities*
4.4	Form of Senior Debt Security*
4.5	Form of Subordinated Debt Security*
4.6	Form of Debt Warrant Agreement, including forms of Debt Warrant Certificates*
4.7	Form of Common Stock Warrant Agreement, including Warrant Certificate of Common Stock*
4.8	Form of Preferred Stock Warrant Agreement, including Warrant Certificate for Preferred Stock*
4.9	Certificate of Designation of Preferred Stock*
5.1	Opinion of Mayer Brown LLP as to the legality of the securities being registered*
12.1	Statement regarding computation of ratios
23.1	Consent of Ernst & Young LLP
23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page to this registration statement)
25.1	Statement of Eligibility of Senior Debt Security Trustee or Form T-1*
25.2	Statement of Eligibility of Subordinated Debt Security Trustee or Form T-1*

*To be filed by amendment or on Form 8-K and incorporated by reference herein.